UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 15, 2020

USIO, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-30152	98-0190072
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3611 Paesanos Parkway, Suite 300, San Antonio, TX	78231
(Address of principal executive offices)	(Zip Code)

(210) 249-4100
(Registrant’s telephone number, including area code)
 __________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	USIO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company o

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. o

Item 1.01	Entry into a Material Definitive Agreement.
On April 16, 2020, we received loan proceeds in the amount of $813,500 under the Paycheck Protection Program, or PPP, from the Bank of San Antonio. The PPP, established as part of the Coronavirus Aid, Relief and Economic Security Act, or CARES Act, provides for loans to qualifying businesses for amounts up to 2.5 times of the average monthly payroll expenses of the qualifying business. The loans and accrued interest are forgivable after eight weeks as long as we use the loan proceeds for eligible purposes, including payroll, benefits, rent and utilities, and we maintain our payroll levels. The amount of loan forgiveness will be reduced if we terminate employees or reduce salaries during the eight-week period.
The unsecured loan, which is in the form of a note dated April 15, 2020, matures on April 15, 2022 and bears interest at a rate of 1% per annum, payable monthly commencing on November 15, 2020. The note may be prepaid at any time prior to maturity with no prepayment penalties. We intend to use the loan amount for eligible purposes, such as payroll expenses. While we currently believe that our use of the loan proceeds will meet the conditions for forgiveness of the loan, we cannot assure you that it will be eligible for forgiveness, in whole or in part.
This report contains forward-looking statements. Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions or any other statements related to its future activities or future events or conditions. The words “continue,” “will,” “bring,” “believe,” “estimate,” “expect,” “intend,” “plan,” “expand,” “should,” “likely,” and similar expressions as they relate to us or our management are intended to identify these forward-looking statements. These statements are based on current expectations, estimates and projections about our business based, in part, on assumptions made by management. These statements are not guarantees of future performances and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in the forward-looking statements due to numerous factors, including risks related to the COVID-19 pandemic and the economic market disruptions or uncertainties, management of our growth, the loss of key resellers, the relationships with the Automated Clearinghouse network, bank sponsors, third-party card processing providers and merchants, the loss of key personnel, growing competition in the electronic commerce market, the security of the Company’s software, hardware and information, and compliance with complex federal, state and local laws and regulations, and other risks detailed from time to time in its filings with the SEC, including those risks discussed in the Company’s Annual Report on Form 10-K and in other documents that we file from time to time with the SEC. Any forward-looking statement speaks only as of the date as of which such statement is made, and, except as required by law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances, including unanticipated events, after the date as of which such statement was made.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USIO, INC.
Date: April 20, 2020
By:    /s/ Louis A. Hoch
Name:     Louis A. Hoch
Title: Chief Executive Officer and
President